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                                                                    EXHIBIT 10.2


                            K-TEL INTERNATIONAL, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT



         THIS AGREEMENT made and entered into as of October 19, 1998, by and between K-TEL INTERNATIONAL, INC., a Minnesota corporation (the "Company"), and LAWRENCE KIEVES, a New York resident (the "Optionee");

                               W I T N E S S E T H

         WHEREAS, the Optionee has consented to serving as the Company's President; and

         WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of its common stock, par value $.01, (the "Common Stock"),

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of two hundred thousand (200,000) shares of Common Stock (the "Option Shares") (such number being subject to adjustment as provided in Paragraph 4 hereof) on the terms and conditions herein set forth. The Option is a non-qualified stock option under the Internal Revenue Code of 1986, as amended.

         2. PURCHASE PRICE. Subject to the provisions of Paragraph 4 hereof, the purchase price for the Option Shares shall be $6.50 per share, which has been determined to be the fair market value of the Option Shares at the date of grant of the Option.

         3. TERM AND VESTING OF OPTION. The Option shall expire (the "Expiration Date") upon the earlier to occur of: (a) the close of business on the tenth anniversary of the date hereof or (b) thirty (30) days after the date on which the Optionee is no longer employed by the Company. Prior to the Expiration Date, the Optionee shall be entitled to exercise the Option as to all or any part of the Option Shares which have theretofore become vested. The Option Shares shall vest and become exercisable as follows: (1) 66,666 shares upon and after the first anniversary of the date hereof, (2) 66,666 shares upon and after the second anniversary of the date hereof, and (3) 66,667 shares upon and after the third anniversary of the date hereof; provided, however, in the event of (i) the sale of all or substantially all of the assets of the Company, or (ii) a merger, consolidation or other reorganization of the Company in which the shareholders of the Company immediately prior to such merger, consolidation or reorganization constitute less than fifty-one percent (51%) of the voting power of the surviving corporation, then all of the shares subject to the Option shall be vested and exercisable in full upon the occurrence of such event. In addition, in the event of a Going Private Transaction (as defined below) is consummated, then all of the shares subject to the Option shall become fully vested upon the closing of the Going Private Transaction and shall be entitled to receive from the Company in cancellation of all rights under the Option and this Agreement, in cash the excess of the price per share for the common stock of the Company paid to shareholders (other than Philip Kives or any entity which he controls) in the Going Private Transaction over the option exercise price of the Option multiplied by the number of shares subject to the Option. The term "Going Private Transaction" means any transaction or series of transaction between the Company and any entity directly or indirectly controlled by Philip Kives, including a sale of all or substantially all of the assets of the Company to such an entity or any merger, consolidation or other reorganization of the Company with such

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an entity for which a filing is required under Regulation 13e-3 of the
Securities and Exchange Commission. Notwithstanding the foregoing, the Option may in no event be exercised by anyone to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company, after the close of business on the later of (i) the date of the twentieth day after the mailing of written notice of such dissolution, liquidation or winding up, and (ii) the record date for determination of holders of Common Stock entitled to participate therein.

         4. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. If all or any portion of this Option shall be exercised subsequent to any share dividend, recapitalization, merger, consolidation, exchange of shares or reorganization as a result of which shares of any class shall be issued in respect to outstanding Common Stock, or if Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person so exercising this Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares to which they would have been entitled if Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Paragraph 2 hereof) and had not been disposed of. No fractional share shall be issued upon any such exercise and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

         5. METHOD EXERCISE. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal office and place of business in the State of Minnesota. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by the payment of the full purchase price of such Option Shares and the delivery of such payment to the Treasurer of the Company. The certificate for the Option Shares as to which the Option shall have been so exercised shall be registered in the name of the person exercising the Option. If the Optionee shall so request in the notice exercising the Option, the certificate shall be registered in the name of the Optionee and another person jointly with right of survivorship, and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

         6. RESERVATION OF SHARES. The Company shall, at all times during the term of the Option, reserve and keep available such number of shares of its capital stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue and transfer taxes with respect to the issue and transfer of Option Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith.

         7. NO RIGHTS AS STOCKHOLDER. The holder of the Option shall not have any of the rights of a stockholder with respect to the Option Shares covered by the Option except to the extent that one or more certificates for shares shall be delivered to him upon the due exercise of the Option.

         8. RESIGNATION AND INVESTMENT PURPOSE. The Company shall use reasonable efforts to have the shares issuable upon the exercise of this Option registered on a Form S-8 Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Unless the Option Shares have been so registered, the Option is granted on the condition that the acquisition of shares hereunder shall be for investment purposes only and the person acquiring Option Shares upon exercise of the Option must bear the economic risk of the investment for an indefinite period of time since the shares so acquired cannot be sold unless they are subsequently registered or an exemption from such registration is available. Optionee agrees that a legend may be placed on the stock certificates acknowledging the restrictions on subsequent distribution of the shares issued upon exercise of this Option.


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         9. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and representatives and shall be governed by the laws of the State of Minnesota.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                                   K-TEL INTERNATIONAL, INC.



                                                   By /s/ Philip Kives
                                                     -------------------------
                                                     Philip Kives, Chairman and
                                                     Chief Executive Officer


                                                      /s/ Lawrence Kieves
                                                      ------------------------
                                                      Lawrence Kieves


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